EXHIBIT (10)G

                             VALLEY NATIONAL BANCORP
                             STOCK OPTION AGREEMENT

     VALLEY NATIONAL BANCORP, a New Jersey corporation (the "Company"), this 1st day of April, 1992, (the "Option Date") hereby grants to MICHAEL GUILFOILE, residing at 369 Rowayton Avenue, Rowayton, Connecticut 06853 ("Guilfoile") an option to purchase shares of the Common Stock, no par value, of the Company ("Common Stock") in the amount and on the terms and conditions hereinafter set forth.

     1. Grant of Option. The Company hereby grants to Guilfoile the option (the "Option") to purchase all or any part of an aggregate of 5,000 shares of Common Stock ("Shares") on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be $26.00 per share subject to adjustment as provided in Section (a) below.

     3. Final Termination. This Option shall be exercisable from the date hereof until November 18, 2001 or such shorter as is prescribed in this Agreement.

     4.   Restrictions. This Option is subject to all the following conditions:

          a.   This Option is not assignable or transferable by Guilfoile;

          b. This Option may be exercised only by the legal representative of Guilfoile in the event of his death or mental disability.

     5. Exercise. This Option shall be exercised by notice to the Company, accompanied by full payment in cash or check.



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     6.   Securities  Law  Restrictions.  The Company is under no  obligation to file a registration statement under the Securities Act of 1933 with respect to the Shares to be received upon exercise of the Option. Unless a registration statement under the Act has been filed and remains effective with respect to the Shares, the Company shall require that the offer and sale of such Shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the optionee is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company's satisfaction that the offer and sale of the Shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If the shares are issued in an exempt transaction, the Shares shall bear the following restrictive legend:

          THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR TRANSFER OF THE SHARES MAY BE AFFECTED WITHOUT AN OPINION OF COUNSEL TO THE COMPANY STATING THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE OR TRANSFER OF THE SHARES IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES.

     7. Restrictions on Transfer. This Option shall not be transferred, assigned, pledged or hypothecated by Guilfoile and shall not be subject to execution,



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          attachment  or  similar  process.  In the  event  the  terms  of  this paragraph are not complied with by Guilfoile, or if the Option is subject to execution, attachment or similar process, this Option shall immediately become null and void.

     8. Anti-Dilution Provisions. If prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation, subscription rights offering, or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Board of Directors in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required. The Company shall notify Guilfoile of any change.

     9. Acceleration of Option Period. Notwithstanding anything to the contrary specified herein, if there is a Change-in-Control of the Company as defined in the Company's Long-Term Stock Incentive Plan (the "Incentive Plan"), the Company, upon prior written notice to Guilfoile, may terminate the Option 60 days after giving Guilfoile notice of the Change-in-Control and the earlier termination date. During any sixty (60) day period following a Change-in-Control, Guilfoile may (i) exercise the Option, to



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          the extent not previously exercised, or (ii) surrender this Option for cancellation and receive, to the extent the Option was not previously exercised, a cash payment equal to the Adjusted Fair Market Value (as defined in the Incentive Plan) of the Shares subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under this Option. This provision is intended to, and shall be interpreted to, give Guilfoile the same treatment as optionees under the Incentive Plan.

     10. Acceptance of Provisions. The execution of this Agreement by Guilfoile shall constitute Guilfoile's acceptance of and agreement to all of the terms and conditions of this Agreement.

     11. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by
          (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given
          (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to Guilfoile at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.



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     12.  Miscellaneous. This Agreement contains a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by in writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                     VALLEY NATIONAL BANCORP


                                                 By: /s/ Gerald H. Lipkin
                                                     ---------------------------
                                                     Gerald H. Lipkin

                                                     /s/ Michael Guilfoile
                                                     ---------------------------
                                                     Michael Guilfoile